                                                                   Exhibit 10.19

                                 GRANT AGREEMENT


         This Agreement is made and entered into this 5th day of June, 1997, by and between Kyle Callahan ("Executive") and Nova Holdings, Inc. ("NHI").

         WHEREAS, NHI has purchased 100% of the outstanding capital stock of Horizon Health Systems, Inc. ("Horizon"), and Executive is being employed by Horizon pursuant to a written Employment Contract of even date herewith, and

         WHEREAS, as condition of the purchase of stock in Horizon and in conjunction with the employment of Executive, NHI has agreed to grant certain stock options to Executive as more particularly set out herein.

         NOW THEREFORE, for and in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. NHI agrees that it will grant within 90 days following the date hereof 30,000 incentive stock options in NHI to Executive pursuant to the terms of the Stock Option and Restricted Stock Purchase Plan ("Option Plan"), a copy of which is attached hereto as Exhibit A. The grant price shall be equal to the price per share at which the Common Capital Stock of NHI is being sold to Ken Melcus, an outside party who will become a member of the Board of Directors. 15,000 of these options shall be time vested pro rata over four years. The remaining 15,000 options shall be cliff vested after five years with vesting acceleration based upon NHI obtaining preestablished financial performance goals with the exercise price for said options to be determined based upon the fair market value of NHI as of the grant date.

         2. As a condition to the grant of said options, Executive agrees that he will execute an Incentive Stock Option Agreement ("Option Agreement") in the form attached hereto as Exhibit B and that he will execute a Restrictive Covenant and Confidentiality Agreement in the form attached hereto as Exhibit C. The execution of these Agreements, and compliance with the terms thereof, are conditions precedent to the issuance of the incentive stock options referenced herein. The terms and provisions of the Option Agreement and the Option Plan shall govern all options granted pursuant to this Grant Agreement.

         3. This Agreement shall be governed by and in accordance with the laws of the State of Tennessee.

         4. This Agreement may not be assigned by either party hereto without the consent of the other.

         5. This Agreement may be executed in two or more counter-parts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





         Executed on the day and year first above written.


                                    NOVA HOLDINGS, INC.

                                    By: Daniel J. Steven
                                       ----------------------------------------

                                    Title: CEO
                                          -------------------------------------
                                    Kyle J. Callahan
                                    -------------------------------------------
                                    KYLE CALLAHAN






                                       2